UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 22, 2006

Limited Brands, Inc.
(Exact Name of Registrant
as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-8344 (Commission File Number)	31-1029810 (IRS Employer Identification No.)

Three Limited Parkway Columbus, OH (Address of Principal Executive Offices)	43230 (Zip Code)

(614) 415-7000 Registrant’s Telephone Number, Including Area Code:

Not Applicable (Former Name or Former Address, if Changed Since Last Report)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

   Item 1.01 Entry into a Material Definitive Agreement.

     On May 25, 2006, Limited Brands, Inc. (the “Company”) announced the appointment of Mr. Kenneth T. Stevens as the Company’s Executive Vice President and Chief Financial Officer effective June 12, 2006. Pursuant to an employment agreement effective June 12, 2006 between the Company and Mr. Stevens, a copy of which is attached as Exhibit 10.1 to this current report, the Company and Mr. Stevens agreed to the following material terms and conditions:

  The initial term of Mr. Stevens’ employment agreement is six years, with automatic one-year extensions thereafter unless either party gives written notice to the contrary.

  Mr. Stevens’ employment agreement provides for an initial base salary of $900,000. Mr. Stevens will also be entitled to participate in the Company’s employee benefit plans on the same basis and terms as applicable to the Company’s other senior executives. Mr. Stevens will have an annual cash bonus target opportunity of 110% of his base salary. The Company will use its best efforts to cause the grant to Mr. Stevens of (i) options to purchase 15,000 shares of Company common stock and (ii) 25,000 shares of restricted stock which will vest on the third anniversary of the grant date, subject to continued employment.

  Mr. Stevens’ employment agreement also provides that, if the Company terminates his employment without cause or fails to extend the term of his agreement, or if he terminates his employment for good reason, he will continue to receive his base salary for one year after the termination date; provided that if Mr. Stevens agrees to execute a general release of the Company, he will also be entitled to receive an additional year of salary continuation as well as the incentive compensation that he would have otherwise received had he been employed by the Company during the one-year period beginning on his employment termination date.

  In the event that in connection with a change in control of the Company his employment is terminated either by the Company without cause or by him for good reason, Mr. Stevens would be entitled to a lump severance benefit equal to two times his base salary and an amount equal to the sum of his four semi-annual bonus payouts he received under the Company’s incentive compensation performance plan, together with a pro rata amount for the incentive compensation period in which his employment terminated, based on the average of such four semi-annual bonus payouts.

  In the event any “parachute” excise tax is imposed on Mr. Stevens, he will be entitled to tax reimbursement payments.
Section 5 – Corporate Governance and Management

   Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b)	On May 22, 2006, Ms. V. Anne Hailey resigned from the Board of Directors of the Company. Ms. Hailey will continue to serve as Executive Vice President, Corporate Development.

(c)	On May 24, 2006, the Company announced the appointment of Mr. Kenneth T. Stevens as its Executive Vice President and Chief Executive Officer, effective June 12, 2006. The press release dated May 24, 2006, announcing Mr. Stevens’ appointment, is attached hereto as Exhibit 10.2.

Item 9.01 Financial Statements and Exhibits.

   (c) Exhibits

Exhibit No.	Description

10.1	Employment Agreement effective as of June 12, 2006 between Limited Brands, Inc. and Kenneth T. Stevens.

Exhibit No.	Description

10.2	Limited Brands, Inc. Press Release dated May 24, 2006.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIMITED BRANDS, INC.

Date: May 24, 2006	By:	/s/ Douglas L. Williams

Name: Douglas L. Williams
Title: Senior Vice President and General Counsel

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